EXHIBIT 10.1

FIRST AMENDMENT TO RETENTION AND RETIREMENT AGREEMENT

The Retention and Retirement Agreement (“Agreement”) entered into by and between Caterpillar Inc. (“the Company”) and Bradley M. Halverson (the “Executive”) on July 31, 2017 is hereby mutually agreed to be amended pursuant to this written amendment that is now being entered into by and between both parties and effective on the date that both parties have signed this Agreement below.

WHEREAS, Article 3.8 of the Agreement provides that it may be amended by written agreement of Executive and the Company; and

WHEREAS, both parties agree to amend the Agreement in order to extend the Retirement Date provided for in the Agreement beyond March 2, 2018.

NOW THEREFORE, the Company and Executive agree to the addition of a new Section 3.12 to provide as follows:

III.
MISCELLANEOUS PROVISIONS

3.12    First Amendment to Agreement. Executive and the Company agree that the Retirement Date for purposes of this Agreement shall be changed from March 2, 2018 to May 4, 2018. It is understood and agreed that all other provisions of this Agreement shall remain in full force and effect as originally set forth in the Agreement dated as of July 31, 2017.

EXECUTIVE

/s/ Bradley M. Halverson
Bradley M. Halverson

Date: February 19, 2018

THE COMPANY

/s/ Cheryl Johnson
Cheryl Johnson
Chief Human Resources Officer

Date: February 19, 2018